                                                           Exhibit No. EX-99.i.6

                                   Law Office

                      Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8115

                               September 30, 2002

Board of Directors
Babson Enterprise Fund, Inc.
BMA Tower, 700 Karnes Blvd.
Kansas City, MO 64108-3306

Ladies and Gentlemen:

     We have examined the Articles of  Incorporation  (the "Articles") of Babson
Enterprise Fund, Inc. (the "Fund"), a corporation  organized under Maryland law, the By-Laws of the Fund, and its proposed form of Share  Certificates  (if any), all as amended to date, and the various pertinent corporate  proceedings we deem material.  We have  also  examined  the  Notification  of  Registration  and the
Registration Statements filed on behalf of the Fund under the Investment Company
Act of 1940, as amended (the "Investment Company Act") and the Securities Act of
1933,  as amended (the  "Securities  Act"),  all as amended to date,  as well as other items we deem  material to this  opinion.  The Fund is  authorized  by the
Articles to issue an aggregate of 40,000,000  shares of common stock, with a par value of $1.00 per share.

     The Fund has filed with the U.S.  Securities  and  Exchange  Commission,  a registration statement under the Securities Act, which registration statement is deemed to register an  indefinite  number of shares of the Fund  pursuant to the provisions  of Section  24(f) of the  Investment  Company  Act. You have further advised us that the Fund has filed,  and each year hereafter will timely file, a
Notice  pursuant to Rule 24f-2 under the  Investment  Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Fund,  have been, and will continue to be, sold in accordance  with the Fund's usual method of distributing its registered shares,  under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the
Securities Act.

     Based upon the foregoing  information and examination,  so long as the Fund remains  a  valid  and  subsisting  entity  under  the  laws  of  its  state  of organization, and the registration of an indefinite number of shares of the Fund remains  effective,  the  authorized  shares  of the Fund  when  issued  for the consideration  set by the  Board of  Directors  pursuant  to the  Articles,  and subject to compliance with Rule 24f-2, will be legally outstanding,  fully-paid, and  non-assessable  shares,  and the  holders of such  shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement of the Fund,  along with any  amendments thereto,  covering  the  registration  of the  shares  of  the  Fund  under  the
Securities Act and the applications,  registration statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Fund are offered,  and we further  consent to  reference  in the  registration  statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                           Very truly yours,

                                           STRADLEY, RONON, STEVENS & YOUNG, LLP

                                           BY:  /s/Bruce G. Leto
                                                --------------------------------
                                                  Bruce G. Leto, a Partner